EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 18, 2005, which appears on page 3 of the Annual Report on Form 10-KSB/A of VendingData Corporation for the year ended December 31, 2004, and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ Piercy Bowler Taylor & Kern

Las Vegas, Nevada

June 22, 2005